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                                                                     EXHIBIT 3.2




                          AMENDED AND RESTATED BY-LAWS

                                       OF

                         TRI CITY BANKSHARES CORPORATION

                               ARTICLE I. OFFICES

         SECTION I. Principal Office. The principal office of the corporation in the State of Wisconsin shall be located in the City of Oak Creek, County of Milwaukee. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may determine or as the business of the corporation may require from time to time.

         SECTION 2. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.

                       ARTICLE II. SHAREHOLDERS' MEETINGS

         SECTION I. Annual Meeting. The annual meeting of the shareholders shall be held on such day in April and at such time and place as the Chairman of the Board (if the Board of Directors have elected one) shall direct, and if he does not act, as the President shall direct, and if he does not act, as the directors shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting of the shareholders shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

         SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise pre-scribed by statute, may be called by the President, Board of Directors or Chairman of the Board (if the Board of Directors have elected one), and shall be called by the President at the request of the holders of not less than l/l0th of all of the outstanding shares of the corporation entitled to vote at the meeting.

         SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting, or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin" as the place for holding such meeting. If no designation is made, or if a special meeting

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be otherwise called, the place of meeting shall be the office of the corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of shares represented thereat.

         SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation with postage thereon prepaid.

SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, provided that such date, in any case, shall not be less than ten days nor more than fifty days prior to the date of the proposed meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section will not affect the validity of any action taken at such meeting.

         SECTION 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a

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quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation. Though less than a quorum of the outstanding shares is represented at a meeting, the majority of shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting according to the original notice thereof. Any meeting at which the holders of all the outstanding shares are present in person or represented by proxy or at which the holders of all the outstanding stock have waived notice shall be deemed a properly constituted meeting of the stockholders.

SECTION 8. Conduct of Meetings. The Chairman of the Board (if the Board of Directors has elected one), and in his absence, the President, and in their absence, any person chosen by the shareholders present shall call the meeting of the stockholders to order and shall act as Chairman of the meeting, and the Secretary of the corporation shall act as Secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as Secretary of the meeting.

         SECTION 9. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

         SECTION 10. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of any of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation.

         SECTION 11. Voting of Shares by Certain Holders.

         (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the President of such corporation or any other officer appointed by such President. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signor's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, of the designation of some other person by the Board of Directors or the By-Laws of such other corporation.

         (b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors which shares are not standing in the name of such fiduciary may be voted by him, either in person or by proxy, without a transfer of such shares into his name provided that there is filed with the Secretary before or at the time of meeting proper evidence of his encumbancy

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and the number of shares held. Shares standing in the name of a fiduciary may be voted by him either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signor's authority to execute such proxy, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

         (c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

         (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written notice or has actual knowledge that such shareholder is a minor. If, prior to any shareholder vote, the Secretary of the corporation has received written notice or has actual knowledge that shares of stock are held by a minor, then the shares of stock held by such minor may be voted, in person or by proxy, only by such minor's parent or legal guardian.

         (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

         (g) Joint Tenants and Co-Trustees. Shares registered in the names of two or more persons who are named in the registration as joint tenants or co-trustees may be voted (i) by proxy signed by all such persons named in the registration as joint tenants or co-trustees; (ii) by proxy signed by anyone or more of such persons named in the registration as co-trustees provided there is filed with the Secretary of the corporation prior to such vote written evidence that such manner of voting is expressly authorized by the terms of the Trust Agreement setting forth the duties and powers of the co-trustees; (iii) in person by joint vote of all such persons named in the registration as joint tenants or co-trustees; (iv) in person by anyone or more of such persons named in the registration as joint tenants or co-trustees provided there is filed with the Secretary of the corporation prior to such vote either (1) a statement in writing, signed by all such other persons who are named in the registration as joint tenants or co-trustees and who are not present and voting expressly

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authorizing such manner of voting or (2) written evidence that such manner of voting is expressly authorized by the terms of the Trust Agreement setting forth the duties and powers of the co-trustees; (v) in person or by proxy by anyone of such persons named in the registration as joint tenants if all such other persons are deceased and the Secretary of the corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

         SECTION 12. Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the corporation under the Articles of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

         SECTION 13. Unanimous Consent Without Notice. Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                         ARTICLE III. BOARD OF DIRECTORS

         SECTION I. General Powers and Number. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be eleven.

         SECTION 2. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected, except as they may be subject to removal as provided in Section 9 of this Article. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

         SECTION 3. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than by this By-Law immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if the Board of Directors has elected one), the President, Secretary or any two directors. The Chairman of the Board, President or

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Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.

         SECTION 5. Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Article III, Section 3) shall be given to each director (i) by written notice delivered personally or mailed or given by telegram to such director at his business address or at such other address as such director shall have designated in writing filed with the Secretary in each case not less than 72 hours prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the transmitting agency. Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 6. Quorum. Except as otherwise provided by law or by the Articles of Incorporation or these By-Laws, a majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

         SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these By-Laws.

         SECTION 8. Conduct of Meetings. The Chairman of the Board (if the Board of Directors has elected one), and in his absence, the President, and in his absence, a Vice President in the order provided under Article IV, Section 8, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as Chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

         SECTION 9. Removal of Director. Any director may be removed from office by the shareholders, with or without cause, at any time, and another person may be elected in his place to serve for the remainder of his term, at any special meeting of the meeting of the

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shareholders called for such purpose by vote of a majority of all the shares of stock of the corporation then outstanding and entitled to vote at such meeting. In the event that any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the directors as provided in
Article III, Section 10, below.

         SECTION 10. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority vote of the remaining members of the Board of Directors, although such majority is less than a quorum, and any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors, provided, however, that if at any time less than a majority of the directors holding office at that time were elected by the shareholders, a special meeting of the shareholders shall be held promptly for the purposes of filling any existing vacancies in the Board of Directors.

         SECTION 11. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

         SECTION 12. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action On any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 13. Executive Committee and Other Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors then in office may designate an Executive Committee and one or more other committees, each committee to consist of three or more directors elected by the Board of Directors. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, provided that in no case shall the Executive Committee or any other committee act in respect to sale of stock in the Corporation, dividends to shareholders, election of principal officers or the filling of vacancies in the Board of Directors, or committees created pursuant to this section. Subject to the foregoing, the other committees, if any, shall have and may exercise such powers as may be provided in the resolution of the Board of Directors designating such committee, as such resolution may from time to time

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be amended and supplemented. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee upon request by the President or upon request by the chairman of such meeting. Each such committee shall elect a presiding officer from its members, shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

         SECTION 14. Unanimous Consent Without Meeting. Any action required or permitted by the Articles of Incorporation or By-Laws or any provisions of law to be taken by the Board of Directors or any committee thereof at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or members of such committee entitled to vote with respect to such action.

                              ARTICLE IV. OFFICERS

         SECTION 1. Principal Officers. The principal officers of the corporation shall be a President, one or more Vice Presidents, one or more of whom may be designated Executive Vice President and one or more of them may be designated Senior Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Vice President and President and Secretary. The duties of the officers shall be those enumerated herein and any further duties designated by the Board of Directors. The duties herein specified for particular officers may be transferred to and vested in such other officers as the Board of Directors shall elect or appoint, from time to time, and for such periods or without limitation as to time as the Board shall order.

         SECTION 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

         SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

         SECTION 4. Vacancies. A vacancy in any principal office because of death, resignation; removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.



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         SECTION 5. Chairman of the Board. The Chairman of the Board (if the
Board of Directors has elected one) shall preside at all meetings of the shareholders and of the Board of Directors and shall have such further and other authority, responsibility and duties as may "be granted to or imposed upon him by the Board of Directors, including without limitation, his designation pursuant to Article IV, Section 7 as chief executive officer of the corporation.

         SECTION 6. President. The President, unless the Board of Directors shall otherwise order pursuant to Article IV, Section 7, shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, unless the Board shall have elected a Chairman of the Board of Directors, preside at all meetings of the shareholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. In the event the Board of Directors determines not to elect a Chairman of the Board or in the event of his absence or disability, the resident shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all of the duties and restrictions imposed upon the Chairman of the Board.

         SECTION 7. Chairman of the Board as Chief Executive Officer. The Board of Directors may designate the Chairman of the Board as the chief executive officer of the corporation. In such event, or in the absence of the President, the Chairman of the Board shall assume all authority, power, duties and responsibilities otherwise appointed to the President pursuant to Article IV,
Section 6, and all references to the President in these By-Laws shall be regarded as references to the Chairman of the Board as such chief executive officer, except where a contrary meaning is clearly required, and provided that' in no case shall the Chairman of the Board be empowered in place of the President to sign the certificates for shares of stock of the corporation.

         SECTION 8. Vice Presidents. At the time of election, one or more of the Vice Presidents may be designated Executive Vice President and one or more of the Vice Presidents may be designated Senior Vice President. In the absence of the Chairman of the Board and the President, or in the event of their death, inability or refusal to act, or in the event for any reason it shall be impracticable for them to act personally, the Executive Vice President, or if more than one, the Executive Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, or in the event of his or their inability to act then the Senior Vice President or if more than one, the Senior Vice Presidents in the order designated at the time of their election, or in the absence of any such designation then in the order of their election, or in the event of his or their inability to act, then the other Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of) the corporation and shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

         SECTION 9. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the President, or a vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

         SECTION 10. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V, Section 4; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         SECTION 11. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant

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Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         SECTION 12. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

         SECTION 13. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

               ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS:
                             SPECIAL CORPORATE ACTS

         SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         SECTION 2. Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner, including by means of facsimile signatures, as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

         SECTION 5. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chairman of the Board of this corporation if he be present, or in his absence, the President of this corporation, if he be present, or in his absence, by any Vice President of this corporation who may be present, and
(b) whenever, in the judgment of the Chairman of the Board, or in his absence, of the President, or in his absence, of any Vice President, it is desirable for this corporation to execute a proxy or written consent with respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chairman of the Board, the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

                       ARTICLE VI. CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

         SECTION I. Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Article VI, Section 6.

         SECTION 2. Facsimile Signatures and Seal. The seal of the corporation on any certificates for shares may be a facsimile. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered bya registrar, other than the corporation itself or an employee of the corporation.

         SECTION 3. Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate of shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

         SECTION 4. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

         SECTION 5. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

         SECTION 6. Lost, Destroyed or Stolen Certificates. While the Owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond or indemnity agreement in a form satisfactory to the Board of Directors, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

         SECTION 7. Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.

         SECTION 8. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.

      ARTICLE VII. OFFICERS AND DIRECTORS; LIABILITY AND INDEMNIFICATION;
                   TRANSACTIONS WITH CORPORATION

         SECTION 1. Liability of Directors and Officers. No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him in good faith as a director or officer of the corporation, or of any other corporation which he serves as a director or officer at the request of the corporation, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or
(b) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe to be true. The foregoing shall not be exclusive of other rights and defenses to which he may be entitled as a matter of law.

         SECTION 2. Indemnification of Officers and Directors. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative brought by any other person or by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter arising from any action by or in the right of the corporation as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding to which this section is applicable, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

         Any indemnification under this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

         Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in the immediately preceding paragraph upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

         The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law, or under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of any such person.

         The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         SECTION 3. Transactions with the Corporation. The Board of Directors may from time to time authorize transactions by officers, directors and employees with the corporation, and may authorize lending money and granting credit of the corporation to or for the use of such officers, directors and employees, provided that the directors who vote for or assent to the making of a loan to an officer or director of the corporation shall be jointly and severally liable to the corporation for the amount of such loan until the repayment thereof, unless such directors shall sustain the burden of proof that such loan was made for a proper business purpose.

         Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, not-withstanding the presence of such director or directors at the meeting of the Board of Directors of the corporation, which acts upon, or in reference to, such contract or transaction, and not-withstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

                               ARTICLE VIII. SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                             ARTICLE IX. AMENDMENTS

         SECTION I. By Shareholders. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

         SECTION 2. By Directors. These By-Laws may also be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no By-Law adopted by the shareholders shall be amended or repealed by the Board of Directors if the By-Law so adopted so provides.

         SECTION 3. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far as is necessary to permit the specific action so taken or authorized.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                         TRI CITY BANKSHARES CORPORATION

                               RESOLUTION ADOPTED
                                       BY
                               BOARD OF DIRECTORS
                                       OF
                         TRI CITY BANKSHARES CORPORATION
                                  JULY 14, 1988

         BE IT RESOLVED, that the By-Laws of the Corporation be, and they hereby are, amended by deleting Article VII, which relates to Liability and Indemnification of Directors and Officers, in its entirety and inserting in its place the following:

                  ARTICLE VII LIABILITY AND INDEMNIFICATION OF
                             DIRECTORS AND OFFICERS

                  SECTION 7.1. Definitions Applicable to Indemnification and Insurance Provisions.

            (a)   "Director or Officer" means any of the following:

                  (1) A natural person who is or was a Director or Officer of the corporation.

                  (2) A natural person who, while a Director or Officer of the corporation, is or was serving either pursuant to the corporation's specific request or as a result of the nature of such person's duties to the corporation as a Director or Officer, partner, trustee, member of any governing or decision making committee, of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

                  (3) A natural person who, while a Director or Officer of the corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

                  (4) Unless the context requires otherwise, the estate or personal representative of a Director or Officer.

            (b) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

            (c) "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

         SECTION 7.2.  Indemnification of Officers and Directors.

            (a) The corporation shall indemnify a Director or Officer to the extent he or she has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, including but not limited to any act or failure to act alleged or determined to have been negligent, or to have violated the Employee Retirement Income Security Act of 1974, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person or entity (a "Proceeding"), for all reasonable fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with the Proceeding (the "Expenses") if such person was a party because he or she is a Director or Officer. Indemnification under this subsection (a) shall be made within 10 days of receipt of a written demand for indemnification.

            (b) In cases not included under subsection (a), the corporation shall indemnify a Director or Officer against Liability and Expenses incurred by such person in a Proceeding to which such person was a party because he or she is a Director or Officer, unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the corporation which constitutes:

                  (1) A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the Director or Officer has a material conflict of interest;

                  (2) A violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

                  (3) A transaction from which the Director or Officer derived an improper personal profit; or

                  (4)   Willful misconduct.

         Indemnification required under this subsection (b) shall be made within 30 days of receipt of a written demand for indemnification.

            (c) The foregoing notwithstanding, a Director or Officer shall not be indemnified against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director or Officer in the form of payments to the corporation.

         SECTION 7.3 Determination that Indemnification is Proper.

            (a) Unless provided otherwise by a written agreement between the Director or Officer and the corporation, determination of whether indemnification is required under Section 7.2 shall be made by one of the following means selected by the Director or Officer seeking indemnification:

                  (1) By a majority vote of a quorum of the board of directors consisting of directors not at the time Parties to the same or related Proceedings. If a quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors and consisting solely of 2 or more directors not at the time parties to the same or related Proceedings may participate in the designation of members of the committee;

                  (2) By independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in subsection (1) or, if unable to obtain such a quorum or committee, by the majority vote of the full board of directors, including directors who are Parties to the same or related Proceedings;

                  (3) By a panel of 3 arbitrators consisting of one arbitrator selected by those directors entitled under subsection
                        (2) to select independent counsel, one arbitrator selected by the Director or Officer seeking indemnification and one arbitrator selected by the 2 arbitrators previously selected;

                  (4) By an affirmative vote of a majority of the outstanding shares. Shares owned by, or voted under the control of, persons who are at the time Parties to the same or related Proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determinations; or

                  (5)   By court order.

            (b) The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the of Officer is not required under this section.

            (c) A Director or Officer who seeks indemnification under this section shall make a written request to the corporation. As a further pre-condition to any right to receive indemnification, the writing shall contain a declaration that the corporation shall have the right to exercise all rights and remedies available to such Director or Officer against any other person, corporation, foreign corporation, partnership, joint venture, trust or other enterprise, arising out of, or related to, the Proceeding which resulted in the Liability and Expense for which such Director or Officer is seeking indemnification, and that the Director or

            (d) Officer is hereby deemed to have assigned to the corporation all such rights and remedies.

            (e) Indemnification under this section is not required to the extent if the Director or Officer has previously received indemnification or allowance of expenses from any person or entity, including the corporation, in connection with the same Proceeding.

            (f) Upon written request by a Director or Officer who is a Party to a Proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the Director or Officer provides the corporation with all of the following.

                  (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation; and

                  (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance without interest to the extent that it is ultimately determined by court order that indemnification under 7.2(b) is prohibited.

         The undertaking under this subsection shall be accepted without reference to the Director's or Officer's ability to repay the allowance. The undertaking shall be unsecured.

            (g) The right to indemnification under this Article may only be changed by action taken by a majority of the Directors present at a duly constituted meeting of the Board of Directors at which a quorum is present. Any reduction in the right to indemnification may only be prospective from the date of such vote.

         SECTION 7.4 Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is a Director or Officer against any Liability asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual under this section.

         SECTION 7.5. Severability. If this Article or any portion thereof is invalidated on any ground by and court of competent jurisdiction, the Corporation shall indemnify the Director or Officer as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Article that is not invalidated or by any other applicable law.

                                 APRIL 12, 1990

         Article III, Section 1 shall be amended in its entirety to read as follows:

Section 1. The business and affairs of the Corporation shall be managed by its Board of Directors. The number of directors shall be not less than 9 nor more than 20, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office.

                                  JULY 11, 1995

                  The following resolution was offered by Christ Krantz, seconded by John M. Rupcich, and unanimously carried.

BE IT RESOLVED, that Article II Section 1 of the Amended and Restated Bylaws of the Corporation is amended to change the month of the annual meeting from April to June of each year.